Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (the “Agreement”) is dated as of July 9, 2026, and entered into by and between Cadrenal Therapeutics, Inc., a Delaware corporation (together with each and every of its predecessors, successors (by merger or otherwise), partners, affiliates, joint venture partners, divisions, directors, officers, insurers, employees and agents, whether present or former, the “Company”), and James J. Ferguson III (hereinafter referred to as “you,” or “your”), to set forth our mutual agreement relating to your separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Separation. Based on your voluntary resignation, your employment and role as Chief Medical Officer will be terminated. The final date of your active employment with the Company will be July 31, 2026 (the “Separation Date”). As of the Separation Date: (a) all benefits will cease unless specifically provided for herein; and (b) you will resign without the need for any further act or deed, from any offices or positions you hold with the Company.

2. Earned Compensation. The Company will pay your final wages for all accrued and unpaid Base Salary, including any accrued but unused vacation, in accordance with the Company’s standard payroll practices through the Separation Date, which final wages shall be paid on or before the Separation Date. You will also be entitled to reimbursement of all reasonable business expenses incurred as of the Separation Date in accordance with the Company’s expense reimbursement policy. You receive the earned compensation and reimbursement of business expenses even if you do not sign this Agreement.

3. Consideration, Separation Payments, and Benefits. Provided that you are in compliance with your obligations pursuant to this Agreement and Section 8 of the employment agreement entered into between you and the Company dated January 29, 2025 attached as Exhibit A hereto (the “Employment Agreement”), including your execution of this Agreement and the expiration of the Revocation Period (as defined herein), without any revocation by you, and your execution of the Updated Release attached hereto as Exhibit B within twenty-one (21) days of the Separation Date and expiration of the Second Revocation Period (as defined in Exhibit B attached to this Agreement) without any revocation by you and in consideration of your release of any and all claims, including employment related claims, you might have against the Released Parties (as defined herein), the Company agrees to:

(a) COBRA Premiums. Your health benefits will run through the Separation Date. Thereafter, you may choose to continue medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). Information on COBRA and the elections process will be sent to you under separate cover. If you choose to continue medical coverage pursuant to COBRA, and upon your timely completion of the appropriate COBRA forms, the Company shall pay one-hundred percent (100%) of your COBRA premiums to continue your coverage (including coverage for your eligible dependents, if applicable) (the “COBRA Premiums”) through the period starting on the Separation Date and ending six (6) months after the Separation Date (the “COBRA Premium Period”); provided, however, that the Company’s provision of the COBRA Premiums shall immediately cease if during the COBRA Premium Period you become eligible for group health insurance coverage through a new employer or you cease to be eligible for COBRA continuation coverage for any reason, including plan termination. If you choose not to execute the Updated Release you will not be eligible for the benefits described in this Section 3 of this Agreement.

4. No Additional Payments or Benefits. You acknowledge and agree that, except for (a) the COBRA Premiums (if you elect to continue medical coverage under COBRA); and (b) approved, unreimbursed business expenses, you will receive no additional payments or benefits other than as set forth herein or as required by law.

5. General Release of Claims. In exchange for the promises herein which you acknowledge as good and valuable consideration, and except as provided in Section 6 below, effective on the date of this Agreement, you release and discharge the Company and its past, present and future parents, divisions, subsidiaries, and affiliates, predecessors, successors and assigns, and its and their past, present, and future officers, directors, members, managers, partners, attorneys, employees, independent contractors, agents, clients, franchisees, franchisors, and representatives (“Released Parties”) from any and all actions, causes of action, debts, dues, claims and demands of every name and nature, without limitation, at law, in equity, or administrative, against the Released Parties which you may have had, now have, or may have, by reason of any matter or thing arising up to the Separation Date, including the ending of your employment. Those claims and causes of action from which you release the Released Parties include, but are not limited to, any known or unknown claim or action sounding in tort, contract, or discrimination of any kind, and/or any cause of action arising under federal, state or local constitution, statute or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Age Discrimination in Employment Act (ADEA), the Older Workers Benefit Protection Act of 1990 (OWBPA), the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act (IRCA), the Employee Polygraph Protection Act, any local, state, or federal law arising from and/or enacted to address the COVID-19 virus; any claims arising under the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Earned Sick Leave Law; the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law; the New Jersey Family Leave Act; the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; and retaliation claims under the New Jersey Workers’ Compensation Law; any state, county or local fair employment practices act or other employment-related law for each of the states, counties, and locales where you reside and/or work, all as amended together with all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released, and/or any claim for attorneys’ fees or costs, whether presently accrued, accruing to, or to accrue to you on account of, arising out of, or in any way connected with any acts or activities by you or the Released Parties arising up to the Separation Date. You expressly acknowledge that no claim or cause of action against the Released Parties from the beginning of time to the Separation Date (other than as provided in Section 6 below) shall be deemed to be outside the scope of this Agreement whether mentioned herein or not. You agree that this release should be interpreted as broadly as possible to achieve your intention to waive, to the maximum extent permitted by law, any and all claims against the Released Parties.

You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims you may have against the Released Parties.

6. Rights and Claims Preserved. Notwithstanding the broad scope of the release in Section 5 above, the release in Section 5 above is not intended to bar any claims that, as a matter of law, whether by statute or otherwise, may not be waived, such as Claims (as defined in Section 12 below) for workers’ compensation benefits, unemployment insurance benefits, violation of the ADEA, and violation of SEC rules. Nothing in this Agreement is intended to interfere with administrative proceedings, such as an Equal Employment Opportunity Commission investigation, provided however, that you expressly release and waive any and all rights to individual recovery of any type from the Company (except as related to SEC or whistleblower claims or as restricted by applicable laws), including back pay, front pay, compensatory damages, liquidated or punitive damages, attorneys’ fees, reinstatement, or any other benefit, in any administrative or court action, whether state or federal, whether under the laws of the United States or any other Country, and whether brought by you or on your behalf, related in any way to the matters released herein. In the event that you successfully asserts any ADEA Claims, and you are not awarded damages, You shall be required to give back the consideration set forth, to the extent not prohibited by federal law and the regulations of the EEOC, as a set-off against such damages. Nothing in this Agreement prevents you from filing a lawsuit limited to challenging the validity of your waiver of any rights or claims that you may have under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

7. Older Workers Benefit Protection Act Acknowledgements. The parties intend that this Agreement comply with §201 of the Older Workers Benefit Protection Act of 1990. Accordingly, you acknowledge, warrant and represent as follows:

a.	You have up to twenty-one (21) days from the date of your receipt of this Agreement to accept the terms of this Agreement, although you may accept it at any time within those twenty-one (21) days.

b.	You have been informed of your right to consult with an attorney before executing this Agreement.

c.	You also have the right to revoke this Agreement for a period of seven (7) days after you sign the Agreement (the “Revocation Period”). This Agreement will not become effective or enforceable until the expiration of the Revocation Period (the “Effective Date”).

d.	You may revoke this Agreement at any time before the Effective Date by giving notice in writing to the Company (Quang Pham, Chief Executive Officer, quang.pham@cadrenal.com) by 5:00 p.m. ET on the seventh (7th) day after the execution of the Agreement by both parties.

8. No Admission of Wrongdoing. You and the Released Parties deny any wrongdoing whatsoever in connection with their dealings with each other, including but not limited to your employment and termination. It is expressly understood and agreed that nothing contained in this Agreement shall constitute or be treated as an admission of any wrongdoing or liability on the part of you or the Released Parties.

9. Non-Disclosure. You understand and agree that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that you will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of your immediate family members and professional representatives, or in an action to enforce its terms, unless required by subpoena or court order. The Company likewise agrees not to reveal, discuss, publish or in any way communicate any of the terms, amount, or fact of this Agreement to any person, organization, or other entity, except as consistent with business need or necessity and/or as required by court order, rules of the Securities and Exchange Commission or legal process. You further agree that you will not at any time disclose, use or aid third parties in obtaining or using any trade secrets, or confidential or proprietary information of the Company, including but not limited to any financial, business or personnel information, except as required or permitted by law. Nothing in this Section 9 shall have the purpose or effect of concealing the details relating to any claim or allegation of discrimination, retaliation, or harassment or is intended to or shall prohibit you from making statements or engaging in any activities protected by the National Labor Relations Act.

10. No Contact. You agree that you will not contact nor will you discuss the Company or its business practices or to disrupt or divert business opportunities or customers from the Company with the Released Parties, and that this is a material term of this Agreement.

11. Non-Disparagement. You agree that you will not disparage any of the Released Parties or make or publish any communication that reflects adversely upon any of them, their officers, directors, affiliated business entities, franchises or business practices, or has the effect of injuring their business or reputation. This non-disparagement obligation includes both direct and indirect communications and expressly includes statements made on the internet (including, but not limited to, social networking websites such as Facebook, X, LinkedIn, and Glassdoor), statements made under a pseudonym, and statements made to a Company franchise and/or affiliated business partner. The Company agrees that it will instruct its management team not to disparage you or make or publish any communication that reflects adversely upon you with respect to your employment with the Company.

12. No Filing of Claims. You represent that you have not filed, and to the maximum extent permitted by law and except as provided in Section 6 above, you agree that you will not file, any charge, complaint, demand for arbitration, lawsuit or claim (collectively, “Claim”) with any administrative agency, federal, state or local court (collectively, “Agency”) related in any way to your employment or the separation of your employment with the Company. You further agree that you will not accept, and will not be entitled to retain, any judgment, award, settlement or other payment or other relief resulting from, or related to, any Claim filed with any Agency related in any way to your employment with the Company or the termination of your employment. Nothing in this Agreement limits your right, where applicable, to file a claim for unemployment compensation with the State of New Jersey should you choose to do so.

13. Acknowledgment of No Further Action. Except as provided in Section 6 above, and/or unless required to do so by court order or subpoena, you agree that you will not (a) voluntarily make statements, take action, or give testimony adverse or detrimental to the interests of the Company or its affiliates; or (b) aid or assist in any manner the efforts of any third party to sue or prosecute a claim against the Company or its affiliates. Should you ever be required to give testimony concerning any matter related to your employment with the Company, you agree to provide notice of such compulsory process to the Company (Quang Pham, Chief Executive Officer, quang.pham@cadrenal.com), within two (2) business days of its receipt so that the Company may take appropriate measures to quash or otherwise defend its interests.

14. Duty To Cooperate. You will, upon reasonable notice, cooperate fully with the Company and with any legal counsel, expert, or consultant it may retain to assist it in connection with any judicial proceeding, arbitration, administrative proceeding, governmental investigation or inquiry, internal audit, or other matter in which you have knowledge based on your work for the Company. Notwithstanding the obligations of this Section 14, you further agree to avail yourself to the Company to respond to reasonable requests made by the Company during the COBRA Premium Period.

15. Return and Non-Disclosure of Company Property. You agree to return to the Company by the Separation Date any and all property belonging to the Company. You shall not retain copies or distribute to any third-party of any Company property, documents, or materials in hard copy, digital, or electronic format. Your access to the Company’s property and facilities shall end on the Separation Date. You verify that you have not downloaded, forwarded, or otherwise have any Company information within your control or on personal devices, thumb drives or other third-party downloads. You affirm that you will abide by all post-employment confidentiality and nondisclosure obligations specified in any documents you executed with the Company. You expressly agree that these post-employment obligations are not time bound and mandate nondisclosure to any third-party entity, whether an affiliated business venture, former employee of the Company or competitor.

16. Effect of Breach. You agree that receipt of any consideration under this Agreement is contingent on your full compliance with the Agreement’s terms and conditions. Should you breach any provision of this Agreement, the terms of any post-employment or restrictive covenant obligations, including in the Employment Agreement or PIICA, respectively, including but not limited to filing a lawsuit or arbitration based upon any claim covered by this Agreement (but excluding a lawsuit covered by Section 6 of this Agreement), the Company shall have the right to seek recovery from you of any COBRA Premium already paid, and the Company shall no longer be obligated to pay you any COBRA Premium otherwise due. In addition, the Company has the right to seek liquidated damages, attorneys’ fees and costs, and full repayment of any consideration provided under this Agreement. To the extent either party breaches their obligations under this Agreement, each party has the right to seek requisite legal remedies.

17. Certification of Understanding and Competence. You acknowledge and agree that (a) you have read this Agreement in its entirety and have been provided the opportunity to seek independent legal advice; (b) you are competent to understand, and do understand, the content and effect of this Agreement; (c) by entering into this Agreement, you are releasing forever the Released Parties from any Claim or liability (including claims for attorney’s fees and costs) arising from your employment with the Company; (d) you are entering this Agreement of your own free will in exchange for the consideration herein, which you agree is adequate and satisfactory; and (e) neither the Company nor any of the Released Parties have made any representations to you concerning the terms or effect of this Agreement, other than those contained in the Agreement.

18. Acknowledgments. You acknowledge and agree that as of the Separation Date (a) you are not owed any wages by the Company for work performed, whether as wages or salary, overtime, bonuses or commissions, or for accrued but unused paid time off, and that you have been fully compensated for all hours worked and any earned bonus or incentive compensation; (b) you are not aware of any factual basis for a claim that the Company has defrauded the government of the United States or any State; (c) you have incurred no work related injuries; (d) you have received all family or medical leave to which you were entitled under the law; and (e) you have been and hereby are advised to consult with legal counsel of your choice prior to execution and delivery of this Agreement, and that you have done so or voluntarily elected not to do so.

19. Ownership of Claims. You represent and warrant that you are the sole and lawful owner of all rights, title, and interest in and to all released matters, claims and demands referred to herein. You further represent and warrant that there has been no assignment or other transfer of any interest in any such matters, claims or demands which you may have against the Released Parties.

20. Counterparts. This Agreement (a) may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all parties had signed the same document; and (b) shall to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed Agreement (or signature page thereto), be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

21. Entire Agreement. This Agreement including Exhibits A and B constitutes the entire agreement between the parties with respect to their subject matter and is binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, personal or legal representatives, successors and/or assigns. For the avoidance of doubt, the foregoing sentence serves to incorporate into this Agreement each and all of the restrictive covenants and other post-employment continuing obligations as set forth in the Employment Agreement and PIICA, which obligations extend beyond the Separation Date. Any modification or waiver of any provision of this Agreement will be effective only if it is in writing signed by the parties.

22. Headings. The headings in this Agreement are for convenience only and are not to be considered a construction of the provisions hereof.

23. Severability and Governing Law. If any provision of this Agreement is found to be invalid, unenforceable, or void for any reason, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions. This Agreement shall be interpreted, enforced, and governed by the laws of the State of Florida, without regard to the conflicts of law provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the parties agree to the terms of this Agreement by signing below:

Dated: July 14, 2026	Cadrenal Therapeutics, Inc.:

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chief Executive Officer

TO BE SIGNED WITHIN TWENTY-ONE (21) DAYS OF THE DATE OF THIS AGREEMENT:

You are advised to consult with an attorney before signing this Agreement. The foregoing is agreed to and accepted by:

/s/ James J. Ferguson
James J. Ferguson III	Date: July 14, 2026

[signature page to CONFIDENTIAL SEPARATION AGREEMENT & GENERAL RELEASE]

Exhibit A

[Employment Agreement and Proprietary Information, Inventions and Confidentiality Agreement]

Exhibit B

UPDATED RELEASE OF CLAIMS

Cadrenal Therapeutics, Inc., (the “Company”) and James J. Ferguson III (the “Employee”) entered into a Separation Agreement dated July 9, 2026 (the “Agreement”). The parties to that Agreement hereby further agree as follows:

1. A blank copy of this Updated Release of Claims (“Updated Release”) was attached to the Agreement as Exhibit B.

2. In consideration of the Company’s provision to the Employee of the separation payments and benefits described in Section 3 of the Agreement for which the Employee becomes eligible only if the Employee signs this Updated Release and does not revoke it, the Employee hereby extends the release of claims in Section 6 of the Agreement to any claims that arose through the date the Employee signs this Updated Release and extends the representations the Employee has made in Section 7 of the Agreement through the date the Employee signs this Updated Release.

3. The parties agree that this Updated Release is a part of the Agreement.

4. Acknowledgments: Employee acknowledges that the Employee has been advised by this writing that:

(a)	the Employee’s waiver and release does not apply to any rights or claims that may arise after the execution date of this Updated Release;

(b)	the Employee has been advised hereby that the Employee has the right to consult with an attorney prior to executing this Updated Release;

(c)	the Employee had twenty-one (21) days from the date the Employee received the Agreement to consider this Updated Release (the “Review Period”) although the Employee may choose to voluntarily execute this Agreement earlier;

(d)	the Employee has seven (7) days following the Employee’s execution of this Updated Release to revoke the Updated Release by delivering notice in writing to the Company (Quang Pham, Chief Executive Officer, quang.pham@cadrenal.com) by 5:00 p.m. ET on the seventh (7th) day after the execution of the Updated Release (the “Second Revocation Period”);

(e)	this Updated Release shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after this Updated Release is executed by the Employee; and

(f)	this Updated Release is legally binding and by signing it the Employee gives up certain rights.

Cadrenal Therapeutics, Inc.

By:
	Name:	Quang X. Pham	James J. Ferguson III
	Title:	Chief Executive Officer

Dated:			Dated: